UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report:	October 28, 2009
Date of Earliest Event Reported:	October 26, 2009

BOISE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33541	20-8356960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 200

Boise, ID 83702-5388

(Address of principal executive offices) (Zip Code)

(208) 384-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2009, Boise Paper Holdings, L.L.C. (“Boise Paper Holdings”) and Boise Finance Company (together, the “Issuers”), wholly owned indirect subsidiaries of Boise Inc. (“Boise”), issued $300 million aggregate principal amount of 9% Senior Notes due 2017 (the “Notes”) through a private placement that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will mature on November 1, 2017, and bear an interest rate per annum of 9%, payable semiannually in arrears on May 1 and November 1, commencing on May 1, 2010.

The Notes were issued under an indenture, dated as of October 26, 2009 (the “Indenture”), among the Issuers, the Guarantors (as defined below), and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture contains covenants which, subject to certain exceptions, limit the ability of the Issuers, BZ Holdings (as defined below), and its restricted subsidiaries (as defined in the Indenture) to, among other things, incur additional indebtedness, engage in certain asset sales, make certain types of restricted payments, engage in transactions with affiliates, and create liens on assets of the Issuers or Guarantors. Upon a change of control, the Issuers must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest. If the Issuers sell certain assets, and the Issuers do not use the proceeds from such sale for specified purposes, they must offer to repurchase the Notes at 100% of the principal amount, plus accrued and unpaid interest.

The Issuers may redeem all or a portion of the Notes at any time on or after November 1, 2013, at a premium decreasing to zero by November 1, 2015, plus accrued and unpaid interest. In addition, prior to November 1, 2012, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 109% of the principal amount thereof, with the net proceeds of one or more qualified equity offerings.

The Notes are the Issuers’ senior unsecured obligations and will rank equally with all of the Issuers’ present and future senior indebtedness, senior to all of the Issuers’ future subordinated indebtedness and effectively subordinated to all present and future senior secured indebtedness of the Issuers (including all borrowings with respect to the First Lien Credit Agreement (as defined below)) to the extent of the value of the assets securing such indebtedness.

The Notes are jointly and severally guaranteed by BZ Intermediate Holdings LLC (“BZ Holdings”), direct parent of Boise Paper Holdings and direct subsidiary of Boise, and all of the domestic majority-owned subsidiaries of BZ Holdings except for the Issuers (the “Guarantors”). The guarantees of the Notes are senior unsecured obligations of the Guarantors and will rank equally with all of the Guarantors’ present and future senior indebtedness, senior to all of the Guarantors’ future subordinated indebtedness and effectively subordinated to all present and future senior secured indebtedness (including all borrowings with respect to the First Lien Credit Agreement) to the extent of the value of the assets securing such indebtedness.

The Indenture contains customary events of default.

In connection with the issuance of the Notes, the Issuers and the Guarantors entered into the Registration Rights Agreement, dated as of October 26, 2009 (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company to register under the Securities Act 9% Senior Notes due 2017 (the “Exchange Notes”) having substantially identical terms to the Notes and to complete an exchange of the privately placed Notes for the publicly registered Exchange Notes or, in certain circumstances, to file and keep effective a shelf registration statement for resale of the privately placed Notes. If the Issuers fail to satisfy these obligations in the time frame required, the Issuers will pay additional interest to holders of the Notes.

Following the sale of the Notes, the Issuers used the net proceeds of the sale, as well as cash on hand, to retire a portion of the existing term loan indebtedness under Boise Paper Holdings’ senior secured credit facilities pursuant to the previously announced amendments to its credit facilities (“Credit Agreement Amendments”). Pursuant to the Credit Agreement Amendments, which became effective on October 26, 2009, Boise Paper Holdings repaid approximately $75 million of outstanding secured debt under its Credit and Guaranty Agreement among Boise Paper Holdings, BZ Holdings, certain subsidiaries of BZ Holdings, various lender parties, and Goldman Sachs Credit Partners L.P., as administrative agent (the “First Lien Credit Agreement”). In addition, pursuant to the Credit Agreement Amendments, Boise Paper Holdings used proceeds of the issuance to repurchase, in its entirety, the indebtedness outstanding under its Second Lien Credit and Guaranty Agreement among Boise Paper Holdings, BZ Holdings, certain subsidiaries, various lender parties, and Lehman Commercial Paper Inc., as administrative agent (the “Second Lien Credit Agreement”). In consideration of the repurchase of indebtedness under the Second Lien Credit Agreement, Boise Paper Holdings paid to the lender parties thereto 113% of the amount outstanding under the Second Lien Credit Agreement, plus accrued and unpaid interest. Upon the repurchase of all of the indebtedness outstanding under the Second Lien Credit Agreement by Boise Paper Holdings, such indebtedness was cancelled and the Second Lien Credit Agreement terminated.

The foregoing descriptions of the Notes, the Indenture, the Registration Rights Agreement, and the Credit Agreement Amendments are qualified by reference in their entirety to copies of such documents or forms of such documents. The Indenture (including the form of Notes), the Registration Rights Agreement, and the Credit Agreement Amendments are filed with this Current Report on Form 8-K as exhibits and incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 8.01	Other Events.

Pursuant to a previously announced Securities Purchase Agreement between Boise and certain investment funds affiliated with Angelo, Gordon & Co., L.P., on October 26, 2009, Boise used cash on hand to repurchase its outstanding unsecured subordinated promissory note, in its entirety. The Securities Purchase Agreement allowed Boise the option to purchase a portion or all of the promissory note in one or more transactions during the 181 days after the date of the Securities Purchase Agreement. Pursuant thereto, Boise purchased the sole promissory note outstanding at a purchase price of 70% of the outstanding value of the promissory note, plus accrued and unpaid interest. Following the purchase of the promissory note, the note was cancelled.

The foregoing description of the Securities Purchase Agreement is qualified by reference in its entirety to the copy of such document filed as Exhibit 99.3 to Boise’s Amendment to its Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on September 1, 2009, and incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

Exhibit 4.1	Indenture, dated as of October 26, 2009, by and among Boise Paper Holdings, L.L.C., Boise Finance Company, the Guarantors set forth therein, and Wells Fargo Bank, National Association, as Trustee

Exhibit 4.2	Form of 9% Senior Note due 2017 (included in Exhibit 4.1)

Exhibit 99.1	Registration Rights Agreement, dated October 26, 2009, by and among Boise Paper Holdings, L.L.C., Boise Finance Company, the Guarantors set forth therein, and J.P. Morgan Securities Inc.

Exhibit 99.2	First Amendment to Credit and Guaranty Agreement, dated as of October 13, 2009, by and among the Company, the Guarantors, Goldman Sachs Credit Partners L.P., as Administrative and Collateral Agent, and J.P. Morgan Securities Inc.

Exhibit 99.3	First Amendment to Second Lien Credit and Guaranty Agreement, dated as of October 13, 2009, by and among the Company, the Guarantors, Lehman Commercial Paper Inc., as Administrative and Collateral Agent, Barclays Bank PLC, and J.P. Morgan Securities Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE INC.

By	/s/ KAREN E. GOWLAND
Karen E. Gowland Vice President, General Counsel and Secretary

Date: October 28, 2009